Exhibit 21
Master Entity List
12/31/2009
Parent Company:
Belo Corp.
Subsidiary, LLC and Joint Venture interests:
Arizona NewsChannel, LLC*
Belo Advertising Customer Services, Inc.
Belo CV Holdings*
Belo Capital Bureau, Inc.
Belo Foundation (The)**
Belo Garden Development LLC* **
Belo Holdings, Inc.
Belo Investment, LLC*
Belo Kentucky, Inc.
Belo Lead Management LLC*
Belo Live Video Solutions LLC*
Belo Management Services, Inc.
Belo San Antonio, Inc.
Belo Search Solutions LLC*
Belo TV, Inc.
Belo Technology Assets II, Inc.
Belo Ventures, Inc.
Blue Ridge Tower Corporation*
Corporate Arena Associates, Inc.
Hill Tower, Inc.*
KASW-TV, Inc.
KENS-TV, Inc.
KHOU-TV, Inc.
KMOV-TV, Inc.
KMSB-TV, Inc.
KONG-TV, Inc.
KSKN Television, Inc.
KTTU-TV, Inc.
KTVK, Inc.
KVUE Television, Inc.
King Broadcasting Company
King News Corporation
Local News on Cable, L.L.C.*
Media Sales Academy*
NTV, Inc.
Northwest Cable News, Inc.
Rural Oregon Wireless Television* **
Skyline Tower, LLC*
Texas Cable News, Inc.
Texas Tall Tower Corporation*
Travis Tower, LLP*
Universal Belo Productions*
WCNC-TV, Inc.
WFAA-TV, Inc.
WHAS Crusade for Children, Inc. (The)**
WVEC Television, Inc.
WWL-TV, Inc.

*      Non-wholly owned
**    Non-profit entity.